                               JOHN HANCOCK TRUST

                              SUBADVISORY AGREEMENT

     AGREEMENT made this 28th day of April, 2006, between Western Asset Management Company ("WAM" or "Subadviser"), and Western Asset Management Company Limited ("WAMCL" or "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. APPOINTMENT OF WAMCL

     WAM has entered into a sub-advisory agreement with John Hancock Investment Management Services, LLC ("John Hancock"). WAMCL undertakes to act as investment subadviser to, and, subject to the supervision of WAM and the Trustees of John Hancock Trust (the "Trust") and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Portfolio(s) specified in Appendix A to this Agreement as it shall be amended by the Adviser or WAM and the Subadviser from time to time (the "Portfolios"). WAMCL will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way except as expressly authorized in this Agreement or writing by the Trust or Adviser or WAM.

2. SERVICES TO BE RENDERED BY WAMCL TO THE TRUST

a. Subject always to the direction and control of the Trustees of the Trust, the Subadviser will manage the investments and determine the composition of the assets of the Portfolios in accordance with the Portfolios' registration statement, as amended. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolios, the Subadviser will:

     i. obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolios or are under consideration for inclusion in the Portfolios;

     ii. formulate and implement a continuous investment program for each Portfolio consistent with the investment objectives and related investment policies for each such Portfolio as described in the Trust's registration statement, as amended;

     iii. take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

     iv. regularly report to the Trustees of the Trust with respect to the implementation of these investment programs; and

     v. provide assistance in determining the fair value of certain securities when market quotations are not readily available for purposes of calculating net asset value for the


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          Trust's Custodian in accordance with the procedures and methods established by the Trustees of the Trust.

b. The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolios (excluding determination of net asset value and shareholder accounting services).

c. The Subadviser will select brokers and dealers to effect all transactions subject to the following conditions: The Subadviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolios in accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended. The Subadviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser's overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

d. The Subadviser will maintain all accounts, books and records with respect to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act of 1940 (the "Investment Company Act") and Investment Advisers Act of 1940 (the "Investment Advisers Act") and the rules thereunder.

3. COMPENSATION OF SUBADVISER

     All assets will be aggregated with the assets managed by the Adviser pursuant to the sub-advisory agreement between the Adviser and John Hancock with respect to the Portfolio. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Subadviser a pro-rata share of the sub-advisory fee paid to the Adviser by John Hancock based on the proportion of net assets managed by the Adviser and the Subadviser. John Hancock shall not be responsible for making payments due to the Subadviser under this Agreement. The Adviser shall have sole responsibility for making appropriate pro-rata payments to Subadviser based on the assets for which the Subadviser is responsible.

4. LIABILITY OF SUBADVISER

     Neither the Subadviser nor any of its directors, officers or employees shall be liable to the Adviser or the Trust for any error of judgment or mistake of law or for any loss suffered by the Adviser or Trust in connection with the matters to which this Agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the


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reckless disregard of, the duties of the Subadviser or any of its directors, officers or employees. WAM acknowledges and agrees that it is responsible for all WAMCL's acts and omissions in performing the services under this Agreement.

5. SUPPLEMENTAL ARRANGEMENTS

     The Subadviser may enter into arrangements with other persons affiliated with the Subadviser to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Subadviser, provided that the Subadviser shall be responsible for any acts or omissions of such other persons and shall notify the Adviser in writing before entering into such arrangements.

6. CONFLICTS OF INTEREST

     It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Subadviser as trustees, officers, partners or otherwise; that employees, agents and partners of the Subadviser are or may be interested in the Trust as trustees, officers, shareholders or otherwise; that the Subadviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the Limited Liability Company Agreement of the Subadviser, respectively, or by specific provision of applicable law.

7. REGULATION

     The Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

8. DURATION AND TERMINATION OF AGREEMENT

     This Agreement shall become effective with respect to each Portfolio on the later of (i) its execution and (ii) the date of the meeting of the Board of Trustees of the Trust, at which meeting this Agreement is approved as described below. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of each of the Portfolios, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the portfolios of the Trust.


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     If any required shareholder approval of this Agreement or any continuance of the Agreement is not obtained, the Subadviser will continue to act as investment subadviser with respect to such Portfolio pending the required approval of the Agreement or its continuance or of a new contract with the Subadviser or a different adviser or subadviser or other definitive action; provided, that the compensation received by the Subadviser in respect of such Portfolio during such period is in compliance with Rule 15a-4 under the Investment Company Act.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Portfolio by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty days' written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company
Act) or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason.

9. PROVISION OF CERTAIN INFORMATION BY SUBADVISER

     The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

a. the Subadviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. any change in actual control or management of the Subadviser or the portfolio manager of any Portfolio.

10. AMENDMENTS TO THE AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of the Trust and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the portfolios of the Trust.

11. ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties.


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12. HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

13. NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

14. SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

15. GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

16. LIMITATION OF LIABILITY

     The Declaration of Trust establishing the Trust dated September 28, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name " John Hancock Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any portfolio thereof, but only the assets belonging to the Trust, or to the particular Portfolio with respect to which such obligation or claim arose, shall be liable.

17. CONSULTATION WITH SUBADVISERS TO OTHER TRUST PORTFOLIOS

     As required by Rule 17a-10 under the Investment Company Act of 1940, the Subadviser is prohibited from consulting with the entities listed below concerning transactions for a Portfolio in securities or other assets:

     1.   other subadvisers to a Portfolio (other than WAM);

     2.   other subadvisers to a Trust portfolio (other than WAM);

     3. other subadvisers to a portfolio under common control with the Portfolio (other than WAM).


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18. CONFIDENTIALITY OF TRUST PORTFOLIO HOLDINGS

     The Subadviser agrees to treat Trust portfolio holdings as confidential information in accordance with the Trust's "Policy Regarding Disclosure of Portfolio Holdings," as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

19. AUTHORIZATION TO EXECUTE DOCUMENTS

     Subadviser may execute all documents and agreements with brokers and dealers, including brokerage agreement, clearing agreements, account documentation, swap arrangements, other investment related agreements, and any other agreements, documents, or instruments the Subadviser believes are appropriate or desirable in performing its duties under this Agreement, for the purposes of managing the Portfolios provided that the Subadviser does not contravene the Prospectus, investment guidelines, or other applicable Trust portfolios' requirements or limitations.

20. COMPLIANCE

     Upon execution of this Agreement, the Subadviser shall provide John Hancock with the Subadviser's written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Investment Advisers Act. Throughout the term of this Agreement, the Subadviser shall promptly submit to John Hancock: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination of the Subadviser and documentation describing the results of any such examination and of any periodic testing of the Compliance Policies, and (iii) notification of any material compliance matter that relates to the services provided by the Subadviser to the Trust including but not limited to any material violation of the Compliance Policies or of the Subadviser's code of ethics and/or related code. Throughout the term of this Agreement, the Subadviser shall provide John Hancock with any certifications, information and access to personnel and resources (including those resources that will permit testing of the Compliance Policies by John Hancock) that John Hancock may reasonably request to enable the Trust to comply with Rule 38a-1 under the Investment Company Act. Subadviser also agrees to provide such other information as may be reasonably requested by the Trust, CCO, or his authorized representative, upon request relating to the Subadviser's compliance program.

         (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                          WESTERN ASSET MANAGEMENT COMPANY


                                          By: /s/ Kevin Ehrlich
                                              ----------------------------------
                                          Name: Kevin Ehrlich
                                          Title: Manager, Regulatory Affairs


                                          WESTERN ASSET MANAGEMENT COMPANY
                                          LIMITED


                                          By: /s/ James G. Hayes
                                              ----------------------------------
                                          Name: James G. Hayes
                                          Title: Head of Client Service
                                                 and Marketing Support


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                                   APPENDIX A

     The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below.

Trust Portfolio(s)           Other Portfolio(s)
--------------------         ---------------------------------------------------
Strategic Bond Trust   --    Strategic Bond Fund, a series of John Hancock
                             Funds II
High Yield Trust       --    High Yield Fund, a series of John Hancock Funds II


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